UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 9, 2003

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (516) 683-4100

Not applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K/A

This Form 8-K/A amends Item 9 of the New York Community Bancorp, Inc. Current Report on Form 8-K dated, and previously filed with the Securities and Exchange Commission, on September 9, 2003 (the “Prior 8-K”) to indicate that the Company is reiterating previously announced diluted earnings per share estimates for 2003 on a stand-alone basis and for 2004 on pro forma basis, reflecting the proposed merger of Roslyn Bancorp, Inc. with and into the Company.

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	See Item 7 of the Prior 8-K

Item 8.	Change in Fiscal Year

Not applicable.

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Item 9.	Regulation FD Disclosure

Beginning on September 9, 2003, the companies intend to make available, and to distribute, to current and prospective investors, a written presentation that will also be posted on their respective web sites. The presentation discusses New York Community’s competitive advantages and financial performance on a stand-alone basis and, on a pro forma basis, at or for the six months ended June 30, 2003, to reflect the impact of its proposed merger with Roslyn. The presentation reiterates the Company’s stand-alone diluted earnings per share estimates for 2003 and its pro-forma diluted earnings per share estimates for 2004, reflecting the proposed Roslyn merger.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2003	NEW YORK COMMUNITY BANCORP, INC.
Date

/S/ JOSEPH R. FICALORA
Joseph R. Ficalora
President and Chief Executive Officer

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